Exhibit 99.3


                  TERMINATION, SETTLEMENT AND RELEASE AGREEMENT

         This Termination, Settlement and Release Agreement (the "Termination Agreement") is made this 31st day of October, 2004 ("Effective Date"), by and between PharmaFrontiers Corp., a Texas corporation (the "Company" or "Pharma"), and R. Wayne Fritzsche ("Fritzsche").

                                 R E C I T A L S

         WHEREAS, Fritzsche is engaged as the Vice President of Corporate Development under that certain Employment Agreement between Fritzsche and the Company (the "Employment Agreement");

         WHEREAS, Fritzsche is a member of the Scientific Advisory Board of the Company;

         WHEREAS, the Company and Fritzsche desire to terminate the Employment Agreement and, in connection with such termination, as of the Effective Date, Fritzsche agrees to settle any claims that he may have with the Company and release the Company and Pharma from any liability he may claim;

         WHEREAS, the Company has agreed to repurchase from Fritzsche certain of shares of Company Securities (as defined below), as provided in this Termination Agreement, in full and complete satisfaction of any compensation which Fritzsche may be entitled to as contemplated by the Employment Agreement or any other verbal agreement with the Company;

         WHEREAS, upon the Effective Date, Fritzsche agrees to resign from his positions as Vice President of Corporate Development and member of the Scientific Advisory Board of the Company;

         NOW, THEREFORE, in consideration of the execution, delivery and performance of this Termination Agreement, and for other good and valuable consideration, the parties hereto intending to be legally bound, mutually agree as follows:

         1. CAPITALIZED TERMS. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement which was signed by Fritzsche on April 28, 2004.

         2. CONTINUED OBLIGATIONS, TERMINATION, RESIGNATION AND PAYMENT.

                  (A) TERMINATION OF EMPLOYMENT AGREEMENT. As of the Effective Date, the parties hereby terminate the Employment Agreement and the Company hereby releases Fritzsche from any and all further obligations arising under the Employment Agreement; provided, however, that Fritzsche shall continue to be bound by the Confidential and Proprietary Information, Inventions and Other Intellectual Property provisions and any other provision that by its terms survive the expiration of the Employment Agreement, except the Noncompetition/No-Hire provision.


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                  (B) RESIGNATION. Fritzsche hereby resigns his position as Vice
         President of Corporate Development and member of the Scientific
         Advisory of the Company effective as of the Effective Date.

                  (C) PAYMENT BY THE COMPANY. The Company agrees to repurchase from Fritzsche 400,000 of Fritzsche's options to purchase Company common stock ("Company Securities") for $37,500 upon the closing of the sale of securities resulting in gross proceeds of at least $5 million in one or a series of equity or debt financings by the Company commencing after July 1, 2004 ("Financings"), which Financings include the Company's exchangeable, convertible, subordinated notes. Fritzsche agrees that the Company Securities owned by Fritzsche are free and clear of any liens, pledges, restrictions or security interests.

                  3. WAIVER AND RELEASE.

                  (A) WAIVER AND RELEASE BY FRITZSCHE. Fritzsche hereby waives any and all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered (the "Claims"), arising in connection with or otherwise relating to the Employment Agreement, his relationship with the Company and his termination therefrom or his resignation as Vice President of Business Development and member of the Scientific Advisory Board of the Company, that he has or may have against the Company, and its officers, directors, shareholders, agents and employees and its successors and assigns, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly associated with the Company (the "Released Parties") of any kind whatsoever, including, but not limited to, allegations of wrongful termination, breach of contract (other than in connection with this Termination Agreement), intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, invasion of privacy, any action in tort or contract (including any action under the Company's charter documents), any claims arising under and/or for any alleged violation of any federal, state, or local law (including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. ss. 1981 et seq., the Equal Pay Act, 29 U.S.C. ss. 206; the Employee Retirement Income Security Act of 1974, as amended ("ERISA") 29 U.S.C. ss. 1001 et seq. (non-vested rights), the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq., the Age Discrimination Employment Act of 1967, as amended ("ADEA"), 29 U.S.C. ss. 621 et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. ss. 201 et seq., the National Labor Relations Act, 29 U.S.C. ss.ss. 151 et seq., the Family and Medical Leave Act of 1993, 29 U.S.A. ss. 2601 et seq., the Worker Adjustment and Retraining Notification Act (WARN), 29 U.S.C., ss. 2101 et seq., the Occupational Safety and Health Act, as amended, the Texas Commission on Human Rights Act, Texas Labor Code ss. 21.001 et seq., the Texas Payday Act, Texas Labor Code, ss. 61.01 et seq., the Texas Workers' Compensation Statute, Texas Labor Code ss. 451.0001 et seq., and any other employment or civil rights act) and any and all claims

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

         for severance pay, bonus payments, stock options or rights to acquire shares of common stock, of the Company and, except as provided by law, benefits under any compensation or employee benefit plan, program, policy, contract, agreement or other arrangement of the Company (including the Employment Agreement) and does hereby release and forever discharge all of the Released Parties of and from any and all debts, claims, demands, damages, actions, causes of action, or liabilities of any nature whatsoever arising in connection with or otherwise relating to the Employment Agreement, his relationship with the Company and his termination therefrom or his resignation as Vice President of Corporate Development and member of the Scientific Advisory Board of the Company, that Fritzsche shall or may have against any of the Released Parties. Fritzsche will submit all reimbursable expenses due to him by the company within 10 days of the effective date of this agreement.


                  (B) WAIVER AND RELEASE BY THE COMPANY. The Company, on its own behalf and on behalf of its successors and assigns, hereby waives any and all Claims arising in connection with or otherwise relating to the Employment Agreement, Fritzsche's relationship with the Company and his termination therefrom or his resignation as Vice President of Corporate Development and member of the Scientific Advisory Board of the Company, that it has or may have against Fritzsche and does hereby release and forever discharge Fritzsche of and from any and all debts, claims, demands, damages, actions, causes of action, or liabilities of any nature whatsoever arising in connection with or otherwise relating to the Employment Agreement, Fritzsche's relationship with the Company and his termination or his resignation as Vice President of Corporate Development and member of the Scientific Advisory Board of the Company, that the Company shall or may have against Fritzsche; provided, however, that such waiver and release by the Company shall not apply to any Claims relating to (i) the Company's enforcement of the Survival Provisions of the Employment Agreement which provisions hall survive Fritzsche's termination and execution of the Termination Agreement, or
         (ii) any intentional or willful misconduct, gross negligence or illegal activity by Fritzsche during his employment with the Company.

         4. CONFIDENTIALITY. Each party agrees to hold and maintain confidential and not disclose to any third party the terms and conditions of this Termination Agreement including, without limitation, the consideration provided for by this Termination Agreement; provided, however, that the foregoing shall not apply to any disclosure: (i) that may be required to the extent compelled by legal process, a government agency or court order or otherwise required by applicable laws or regulations, (ii) that may be required to enforce either party's rights hereunder, or (iii) to either party's attorneys, accountants and other professional advisors to whom disclosure is necessary to accomplish the professional purposes for which such party has consulted such professional advisors. Each party understands and agrees that in the event such party breaches any of the terms of this Section 4, such party shall be liable to the other party for actual damages suffered by such other party caused by such breach.

         5. COMPANY REPRESENTATIONS AND WARRANTIES. The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate and perform this Termination Agreement. The execution, delivery and performance of this Termination Agreement by the Company have been duly authorized by all required corporate


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

and other actions. The Company has duly executed and delivered this Termination Agreement. This Termination Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

         6. EFFECTIVE DATE. INSOFAR AS THIS TERMINATION AGREEMENT RELATES TO THE WAIVER AND RELEASE OF ANY CLAIMS UNDER ADEA, SUCH WAIVER AND RELEASE WILL BECOME EFFECTIVE ON THE NEXT BUSINESS DAY FOLLOWING SEVEN (7) DAYS FROM THE EFFECTIVE DATE. IN ALL OTHER RESPECTS, THE TERMS AND PROVISIONS OF THIS TERMINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, ALL OTHER WAIVERS AND RELEASES OF FRITZSCHE CONTAINED HEREIN, ARE EFFECTIVE AS OF THE EFFECTIVE DATE.

         7. GOVERNING LAW/VENUE. This Termination Agreement shall be governed by the laws of the State of Texas and both parties consent to jurisdiction by the federal or state courts in the State of Texas.

         8. PAYMENT OF LEGAL FEES. If any party is required to engage in any proceedings, legal or otherwise, to defend or enforce its rights under this Termination Agreement, such party, if successful, shall be entitled to recover from the other party which is in breach of its duties hereunder, in addition to any other remedy or sums due, the reasonable attorneys' fees and disbursements and costs of such proceeding incurred in connection therewith.

         9. COUNTERPARTS. This Termination Agreement may be executed in more than one counterpart, each of which shall be an original, but all of which, taken together, shall be and remain one instrument.

         10. HEADINGS. The headings of the several sections of this Termination Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         11. SEVERABILITY. IF ONE OR MORE OF THE PROVISIONS IN THIS TERMINATION AGREEMENT ARE DEEMED VOID BY LAW, THEN THE REMAINING PROVISIONS WILL CONTINUE IN FULL FORCE AND EFFECT.

         12. TIME FOR REVIEW; REVOCATION. Fritzsche understands that insofar as it relates to the waiver and release of any claims under the ADEA, he has forty-five (45) days within which to consider this Termination Agreement and that the portion of this Termination Agreement relating to the waiver and release of any claims under the ADEA is revocable by him for a period of seven
(7) days following the execution of this Termination Agreement, and if not so revoked, will become effective and enforceable after such period of seven (7) days.

         13. REVIEW BY FRITZSCHE AND COUNSEL. Fritzsche expressly represents and warrants to the Company that he has (i) completely read this Termination Agreement prior to executing it; (ii) been free to, and has been advised by representatives of the Company, including, but not limited to, Brewer & Pritchard, PC, counsel for the Company to, consult with independent legal counsel of his own choosing regarding his rights and obligations under this Termination Agreement; (iii) had an opportunity to review the Termination Agreement with his counsel, if any; and (iv) entered into this Termination Agreement knowingly and voluntarily.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed as of the day and year set forth above.


                                PHARMAFRONTIERS CORP.


                                By: /s/ David McWilliams
                                    -----------------------------------------
                                    David McWilliams
                                    President, PharmaFrontiers Corp.


                                FRITZSCHE

                                /s/ R. Wayne Fritzsche
                                ---------------------------------------------
                                R. Wayne Fritzsche





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